                                       *** Text omitted and filed separately
                                           confidential treatment requested
                                           under 17 C.F.R. Sections 200.80,
                                           200.83 and 240.24b-2


                             EQUIPMENT PURCHASE AGREEMENT

          This agreement (the "Agreement") is made this 27 day of June, 1996 by and between United Communication Industry Public Company Limited, a Thailand corporation having its principal place of business at 499/5 Benchachinda Bldg., 16th Floor, Tower B, Vibhavadi Rangsit Road, Chatuchak, Bangkok, Thailand 10900 (hereinafter "UCOM") and Titan Information Systems Corporation, a Delaware corporation having its principal place of business at 3033 Science Park Road, San Diego, California 92121, U.S.A. (hereafter "Titan").

                                      WITNESSETH

          WHEREAS, UCOM desires to develop and operate a VSAT network for the BAAC which will be deployed throughout Thailand on the THAICOM 2 system (as defined) in order to provide administrative telephone service and data to BAAC bank branches; and

          WHEREAS, Titan will supply numerous multi-port satellite modems with data, fax and voice capability; and

          WHEREAS, the VSAT's will be under the control of a single dedicated Network Control Station ("NCS") comprised of the DAMA network control hardware and software and (NCT and NMS) link control channel located in Bangkok; and

          WHEREAS, UCOM desires to purchase from Titan and Titan desires to sell to UCOM the modems (NCT and NMS) collectively, each including their Key Elements (as defined), the Key Equipment (as defined) for use in the BAAC Network and to provide certain related services, pursuant to the terms and conditions set forth herein.

          NOW THEREFORE, in consideration of the promises and covenants herein contained, the parties agree as follows:

1.        DEFINITIONS

          The following terms shall have the following meaning in this
          Agreement:

          (a) "BAAC" shall mean the Bank for Agriculture and Agricultural Co-Operatives, the Ministry of Finance, the Government of Thailand.

          (b) "Key Elements" shall mean the key elements of the HUB and NCS as set forth on the Schedule 2(a).

          (c) "Key Equipment" shall mean the key equipment for (i) VSATs, (ii) the HUB (including any and all Key Elements listed on Schedule 2(a)), and (iii) the NCS (including any and all Key Elements listed on Schedule 2(a)).

          (d) "NCS" shall mean the dedicated network control station and all of the Key Elements of such NCS as set forth on Schedule 2(a), which are located at the Bangkok HUB, as determined by UCOM, and which shall control frequency assignments for voice, fax and data transmissions in the VSAT network.

          (e)  "NCT" shall mean the Network Control Terminal (hardware)

          (f)  "NMS" shall mean the Network Management System (software)

          (g) "THAICOM 2" shall mean that certain satellite, part of the Thaicom satellite system launched in 1995 and which shall operate from 113 degrees E.L. orbital location.

          (h) "VSAT" shall mean the satellite earth station which will be deployed throughout Thailand within the C-band coverage area of the THAICOM 2 in order to provide the BAAC with administrative voice and data communications.

2.        SALE AND PURCHASE OF PRODUCTS AND SERVICES

          Subject to the provisions of this Agreement, Titan shall sell to UCOM and UCOM shall purchase from Titan certain hardware, software and documentation (collectively, the "Products") as set forth in Schedule 2(a) and further referenced herein. The Products shall be brand new and never previously used and be in accordance with the descriptions indicated in the said Schedule. The technical requirements for the Products hereunder are attached hereto as Schedule 2(b). UCOM will make all arrangements to ship Products, [...***...] to locations within Thailand as designated by UCOM. UCOM has the right to purchase additional quantities of the products at the established contract price for [...***...] from the date of this contract.

3.        DELIVERY, TITLE AND RISK OF LOSS

          (a) Delivery of the Products shall be in accordance with the Delivery Schedule attached hereto as Schedule 3. The prices for any and all Products sold pursuant to this Agreement and set forth herein shall include export packing, costs of supervision for installation of the Master HUB in Bangkok, costs of supervision for installation of the Products at 10 (ten) remote sites, costs of training and instruction for UCOM and BAAC's personnel in San Diego, California, and expenses in acceptance testing of the Products in San Diego, California and shall be [...***...] UCOM shall be responsible for delivery of all Products from Titan's plant in San Diego, California to its desired location in Thailand.


    * Confidential Treatment Requested

               The Delivery Schedule may be modified from time to time by UCOM and Titan through mutual agreement.

          (b) [...***...]Titan shall be responsible for any United States taxes and customs duties on the Products to be delivered hereunder (including without limitation export taxes and duties).

          (c) Title and risk of loss to the Products shall remain with Titan until UCOM takes possession of the Products [...***...] thereafter, title and risk of loss to the Products will be with UCOM. UCOM hereby grants to Titan a security interest in the Products until the Products have been paid in full. UCOM irrevocably appoints Titan as its lawful attorney-in-fact coupled with an interest with full authority to execute and file UCC-1 documents and any other necessary documents to perfect and enforce its security interest. Upon payment in full to Titan for the Products, Titan shall forthwith take all necessary action to release and remove from any record any lien imposed in any Products covered under this Agreement.

4.        PAYMENTS.

          (a) The total price ("Total Price") for the Products to be purchased by UCOM from Titan hereunder is [...***...] This price is exclusive of shipping and other related costs except for the costs as specified in Paragraph 3(a).

          (b) UCOM shall post an irrevocable letter of credit in an amount to cover the payment for each delivery to secure payment for the Products to be delivered hereunder.

          (c) The payments shall be in accordance with the Payment Schedule attached hereto as Schedule 3.

          (d) The Payment Schedule may be modified from time to time by UCOM and Titan through mutual agreement in order to comply with modified delivery schedule made between BAAC and UCOM.

          (e) Acceptance Testing of the Master HUB and Modems shall be accomplished in San Diego. During the Acceptance Test, the equipment shall be required to meet the Acceptance Test criteria described in Schedule 2(c). Acceptance Testing will be performed on only the First

* Confidential Treatment Requested

               Article or initial delivery of equipment. Acceptance by UCOM of the initial delivery of Products shall mean acceptance of all of the Products to be delivered hereunder in accordance with the Delivery Schedule attached hereto as Schedule 3. UCOM understands and agrees that this Equipment Purchase Agreement covers a total [...***...] and that, except as provided in Paragraph 19(b), or (c) hereof or otherwise mutually agreed by the parties, UCOM is obligated to purchase and Titan is obligated to deliver this entire amount in accordance with the terms and conditions of this Agreement.

5.        FORCE MAJEURE

          Titan and UCOM shall not be liable or any failure to perform, or delay in performance caused by circumstances beyond their reasonable control which make such performance commercially impracticable including, but not limited to fire, storm, flood, earthquake, explosion, accidents, acts of the public enemy, war, rebellion, insurrection, sabotage, epidemic, quarantine restrictions, labor disputes, labor shortages, embargoes, or failures or delays in transportation, inability to secure raw materials or machinery, acts of God, acts of any national, state, provincial or local government authority, whether or not valid, and judicial action, whether or not valid.

6.        WARRANTY

          (a) Titan warrants all Products delivered hereunder against defects in materials and workmanship for a period of [...***...]
               from delivery. For purposes of this paragraph, delivery shall mean the arrival of the Products at the destination in Thailand. Titan's liability under this warranty is limited (at Titan's discretion) to replacing or repairing the Product that was defective at the time delivered to UCOM and within a period of [...***...] after each delivery, provided that Titan will not be liable under this warranty unless (i) Titan is promptly notified in writing upon the discovery of defects by UCOM, and
               (ii) the defective unit is returned to Titan, transportation charges paid by UCOM. In no event shall Titan be liable to UCOM for loss of profits, loss of use, or damages of any kind.
               Titan's warranties shall not be enlarged, diminished, or affected by, and no obligation or liability shall arise or grow out of Titan's rendering of technical advice or service in connection with the Products furnished hereunder. No person, firm or corporation is authorized to assume for Titan any expanded liability in connection with this Agreement, or the sale of the Products hereunder.

          (b) This Warranty shall not apply to any Products, or parts thereof, that (a) has had the Serial Number, Model Number, or other identification marks altered, removed, or rendered illegible; (b) has been damaged by or subject to improper installation or operation, misuse, neglect, or used in any way

* Confidential Treatment Requested
               with products not previously approved in writing by Titan, or for any cause beyond Titan's control; (c) has been repaired or altered by other than Titan personnel and/or has been subject to the opening of any sealed cabinet boxes without Titan's prior written consent; and/or (d) has been used in any way other than in strict accordance with Titan's installation and operation instructions provided with the Products. This Warranty does not cover labor required to remove or reinstall warranted Products on site. In the event that Titan elects to replace a defective item of Products, Titan shall, at its expenses, immediately ship such replacement item to the location specified by UCOM. Thereupon, UCOM shall ship the defective item to Titan.

          (c) THE ABOVE WARRANTY IS IN LIEU OF, AND EXCLUDES, AND EACH PARTY HEREBY WAIVES, ANY OTHER REPRESENTATIONS, GUARANTEES AND WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7.        OPERATION AND MAINTENANCE MANUALS

          One (1) set of operation and maintenance manual in English language shall be provided with each unit of the Products to be delivered hereunder as part of the sale of Products hereof. The contents of the manual shall include the installation instructions, machinery data, operation instructions, maintenance recommended spare parts list.

8.        SUPERVISING, TRAINING, AND TEACHING

          Titan shall provide one time free of charges supervising, training and teaching services for UCOM and BAAC's personnel in the installation, use, repair and maintenance of all Products sold hereunder in San Diego, California. Additional supervising, training, and teaching services by Titan personnel shall be done on a time and material basis. Supervising Training and Teaching has been previously provided to UCOM and BAAC personnel in San Diego, California. Additional on-site training will be provided to UCOM and BAAS personnel as part of the demonstration system installation and initial installation for the first ten (10) sites utilizing the CCM-4000.

9.        SERVICING

          Titan agrees to provide under a separate contract additional equipment and spare parts for the Products sold hereunder in order to enable UCOM and BAAC make repairs, maintenance and replacements thereto so that the Products can be operational, for a period of not less than [...***...] from the date on which UCOM has issued to Titan a testing completion certificate of the Products.
Titan further agrees to provide necessary repairing and maintenance services provided that UCOM and Titan will jointly and mutually agree on the periodic upgrade

*Confidential Treatment Requested
                                       -5-
or revision of the Products to eliminate obsolete parts, reasonable prices and conditions thereof, separate and apart from this agreement.

10.       TESTING AND ACCEPTANCE OF DELIVERY OF PRODUCTS

          (a) If the Products undergoing First Article Testing meet the Acceptance Test Criteria set forth in Schedule 2(c) attached hereto, UCOM shall issue a testing completion certificate to Titan. Such certificate shall be evidence of the final acceptance of delivery of the First Article. The testing completion certificate will be issued within thirty (30) days of the completion of the First Article Testing at San Diego, California.

          (b) Titan and a UCOM authorized representative agree that if the Key Equipment has failed to meet the Acceptance Test Criteria UCOM shall notify Titan of such failure in writing and Titan shall be granted thirty (30) days to correct the Key Equipment (the "Cure Period"). Following the Cure Period, the Key Equipment shall again be required to meet the Acceptance Test Criteria. The Key Equipment shall be deemed to have had Successful Testing upon delivery of the Certification by Titan and a UCOM authorized representative to UCOM of such Successful Testing.

11.       EARLY AND LATE DELIVERIES

          If Titan delivers to UCOM Products in advance of the delivery schedule set forth in Schedule 3, UCOM shall pay to Titan [...***...] per day of the value of Products comprising that single delivery, up to a maximum of [...***...]. Approval from UCOM is not required for Titan to ship Products in advance of the delivery schedule. If Titan delivers to UCOM the Products beyond the delivery schedule set forth in Schedule 3, Titan shall pay to UCOM [...***...] of the value of Products comprising that single delivery up to a maximum of [...***...].

12.       CONFIDENTIALITY

          UCOM acknowledges that certain aspects of the design, production and operation of the Products are proprietary information and trade secrets of Titan, and shall not be disclosed or otherwise transferred by UCOM, its employees, agents or affiliates to any third party except to BAAC, and UCOM shall not use, appropriate or copy any trade secrets of Titan without Titan's prior written consent. UCOM also agrees not to incorporate or in any way use any of Titan's trade secrets or proprietary information (disclosed separately or embodied in any of the Products) in its or any other party's products or businesses.

13.       PROPERTY RIGHTS

          This Agreement shall not be construed as granting, expressly or implied, during the term of this Agreement or thereafter, any rights concerning any patent, copyright or other intellectual property rights in force concerning the Products and belonging to Titan. Titan shall solely own and have exclusive rights to all United States and foreign patents, trademarks service marks, copyrights, mask works, trade secrets and other intellectual property, whether patented or not, regarding Titan's intellectual property concerning the Products. Title to all such intellectual property concerning the Products is and shall always remain with Titan, and UCOM's use thereof shall be restricted as expressly provided hereunder.

14.       LIMITATION OF LIABILITY

          TITAN SHALL NOT BE LIABLE FOR ANY ACTUAL, SPECIAL OR CONSEQUENTIAL DAMAGES, OR INJURIES OF ANY KIND SUFFERED BY UCOM AND/OR ANY END USER RESULTING FROM THE USE OR INABILITY TO USE THE PRODUCTS, INTEGRATION OF THE PRODUCTS WITH GOODS OR SERVICES NOT PROVIDED BY TITAN, LOSS OF GOODWILL OR PROFITS AND/OR FROM ANY OTHER CAUSES WHATSOEVER, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

15.       INFRINGEMENT

          UCOM shall indemnify and defend Titan against any claim that the Products, by reason of conforming to UCOM's specifications, infringe on any United States patent or copyright registered as of the date of this Agreement, provided Titan promptly notifies UCOM in writing with fifteen (15) days after it becomes aware of such a claim, affords UCOM exclusive control of the defense or settlement of such claim, and give UCOM all information and assistance requested by UCOM to settle or defend such a claim.

16.       WAIVER

          No waiver of, no delay in the exercise of, and no omission to exercise any rights or remedies by either party shall be construed as a waiver by such party of any other rights or remedies that such party may have under this Agreement, nor shall such waiver, delay, or omission be considered a waiver of the same rights or remedies in subsequent instances. The parties further agree that no single or partial exercise of any right, power or privilege hereunder shall preclude its further exercise.

17.       THIRD PARTY AND CONTINGENT LIABILITY

          The parties hereto shall indemnify and hold harmless each other from and against all claims or remedies, suits, actions, liabilities and damages, whether in tort, in contract or otherwise, including reasonable costs, reasonable expenses and reasonable attorneys' fees incident thereto, which may be suffered by, accrued against, charged to or recoverable from the indemnified party by reason of injury to or death of any person or by reason of loss of or damage to property arising from the indemnifying party's negligent act, omissions or willful misconduct.

18.      COMPLIANCE WITH LAW

         UCOM agrees that it will neither undertake, nor cause or permit to be undertaken, with respect to the Products, any activities which either (i) is illegal under any laws, decrees, rules or regulations in effect in the place where the Products is used, or in the United States, or (ii) would have the effect of causing Titan to be in violation of any laws, decrees, rules or regulations in effect in the United States or in the place where the Products are used.

19.      TERM AND TERMINATION

         (a) This Agreement shall expire [...***...] from the date hereof unless terminated sooner in accordance with the provisions of this Agreement or extended by mutual agreement.

         (b) Either party shall have the right to terminate this Agreement in its entirety, for cause, forthwith at any time, by giving written notice to the other party in the event that the other party (i) commits a non-curable default of violation of this Agreement;
              (ii) commits a curable default or violation of this Agreement which is not remedied within thirty (30) days after written notice thereof; or (iii) becomes insolvent, or has a petition filed against it as a bankrupt or insolvent, or executes an assignment for the benefit of creditors, or has a receiver appointed for any reason, with termination in such cases being effective as of the date of the happening of the contingency referred to.

         (c) UCOM's sole right to terminate this contract are only those specified in 19(b) above.

         (d) Paragraph 12, 13, and 17 shall survive the termination or expiration of this Agreement, and shall be specifically enforceable by injunctive and other relief against UCOM in the event of UCOM's breach since both parties agree that money damages would be inadequate compensation to Titan in the event of UCOM's breach.

20.      ATTORNEY FEES

         If any legal action is necessary to enforce the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire Agreement.

*Confidential Treatment Requested

21.      EXPORT CONTROLS

         Titan shall obtain all export licenses from the United States Government for shipment of the Products to Thailand. UCOM shall promptly execute all documents and forward the same to Titan and perform such acts as Titan reasonably requests to enable Titan to obtain an export license to ship the Products to destinations designated by UCOM. UCOM warrants that the Products shall be resold or used only within the countries designated by Titan in the applications to the United States Government for such export license unless UCOM secures appropriate export licensing to ship Products to another destination. Titan shall cooperate promptly with all reasonable requests of UCOM to secure such additional export authorization. Upon request, UCOM agrees to furnish the United States Government further written assurance (in a form complying with current United States Law) that in no event shall the Products, any part thereof, and/or design or technical data in any form relating to the Products to be directly or indirectly disclosed, transferred, or shipped in any way to any country prohibited from receiving such materials under the United States export laws and regulations.

22.      ENTIRE AGREEMENT

         This Agreement and its schedules attached hereto contain the entire understanding of the parties on this subject and supersede all previous understandings or agreements, whether oral or written. This Agreement cannot be amended or modified, in whole or in part without a written instrument signed by both parties hereto.

23.      DISPUTES

         This Agreement and the performance or breach thereof, shall be governed, interpreted and construed in accordance with the substantive and procedural laws of State of California, United States of America.

         Any dispute, controversy, claim or difference arising out of, or in connection with, or resulting from this Agreement, its application or interpretation, or a breach thereof, which cannot be settled amicably by the parties, such be resolved definitively and exclusively by arbitration under the Rules of Conciliation and Arbitration of International Chamber of Commerce (the "Rules") then prevailing, which arbitration shall be held in Singapore. Arbitration shall be by a single arbitrator within thirty (30) calendar days after demand for arbitration, then the arbitration shall be chosen in accordance with the Rules. It is agreed that all documentary submissions, presentations, and proceeding shall be in the English language. The decision of the arbitration shall be final and binding on the parties and the judgement upon any award rendered may be entered in any court having jurisdiction thereof.

24.      EXECUTION AND SEVERABILITY

         This Agreement shall become effective only upon being signed by an authorized agent of the last party to sign. In the event that any of the provisions of this Agreement or the application of any such provision to the parties hereto with respect to their obligations hereunder shall be held by a court or other tribunal of competent jurisdiction to be unenforceable, the remaining provisions of this Agreement shall remain in full force and effect.

25.      ASSIGNMENT

         Both parties shall not transfer, pledge, or assign this Agreement, or any rights or obligations hereunder, without first obtaining in each instance the prior written consent of the other party.

26.      NOTICES

         All notices and demands of any kind which either party may be required or desire to serve upon the other under the terms of this Agreement shall be in writing and shall be served be (i) personal service, (ii) postage prepaid mail, or (iii) facsimile, at the addresses set forth above, or the such other address as the parties may specify in writing. Such notices shall be deemed effective upon receipt by the party to whom addressed.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first written above.

UNITED-COMMUNICATION INDUSTRY PUBLIC COMPANY LIMITED

By: /s/ PRASERT ATSAWASUWAN       (PRASERT ATSAWASUWAN)
   -----------------------------

Title: VICE PRESIDENT
      --------------------------

TITAN INFORMATION SYSTEMS CORPORATION

By: /s/ L.L. Fowler
   -----------------------------
        L.L. Fowler

Title: Corporate V.P.
      --------------------------

Schedule 1

Intentionally left blank

Schedule 2(a)                    Key Elements

MASTER HUB (Network Control Station)

    [...***...]

SATELLITE MASTER STATION (SMS)

    [...***...]

SATELLITE SUB STATION (SSS)

    [...***...]


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                                         -12-

Schedule 2(b)    Technical Requirements for the Products

[...***...]











* Confidential Treatment Request

                                      [...***...]



* Confidential Treatment Requested

Schedule 2(c)               Acceptance Test Criteria

    1. Set up the equipment in accordance with the attached SSS, SMS and Main HUB block diagrams.
    2. Acceptance testing will be done over an active satellite channel. Testing will be done utilizing a United States coverage C-band satellite with the Motorola 6500 series router and the Codan C-band tranceiver.
    3.   Validate data rate requirements
         [...***...]

    4. Demonstrate the X.25 protocol operation through the Motorola 6500 Series Router.
    5.   Verify voice operation at [...***...].

    UCOM provided equipment.
    1. UCOM will provide a minimum of three (3) Motorola Series 6500 Routers for interface testing with the CCM-400 modems. This equipment is required within 30 days of contract award. A United States based technical point of contact will be provided to Titan by UCOM.
    2. UCOM will provide a minimum of one (1) Codan 5 watt C-band satellite tranceivers to utilize for operational satellite testing within thirty (30) days of contract award.

* Confidential Treatment Requested

Schedule 3                      PAYMENT SCHEDULE

[...***...]






* Confidential Treatment Requested

SATELLITE SUB STATION (SSS)
--------------------------------------------------------------------------------


                                        [ART]

                        HUB
-------------------------------------------------------


                                        [ART]

                                                       September 18, 1997

                             MEMORANDUM OF UNDERSTANDING


This Memorandum of Understanding presents the agreements reached between UCOM and Titan Information Systems ("Titan") during discussions held at UCOM's Headquarters in Bangkok Thailand, during the period September 16 through 18, 1997, concerning Titan's performance on the BAAC Project.

          1. Titan recognizes that it has been late in delivering hardware and software that meets contract specifications and that this has caused serious difficulties for UCOM on the BAAC project. To resolve issues related to the Equipment Purchase Agreement dated 27 June 1996 (the "Contract") [...***...] Titan agrees [...***...]
          2. To accomplish the intent of 1. above, future payments from UCOM to Titan for deliveries against the existing Contract will be [...***...] specified in the Contract. Additionally, the final payment made under this Contract will be [...***...] of the amount of money already paid to Titan to date, in conjunction with this contract [...***...]

          3. UCOM agrees to pay Titan for product that it has already shipped to Thailand, but for which it has not yet been paid, in accordance with the following terms:
                    a) UCOM will make an initial payment via bank transfer by September 24, 1997 if possible and by September 30, 1997 at the latest, [...***...] for product already shipped but not yet paid by UCOM. as follows:

                         [...***...]


                    b) UCOM will make final payment of [...***...] as soon as all 64 of the modems which have already been delivered, are [...***...] capability and tested to prove proper operation.

* Confidential Treatment Requested

          4. Titan expects to ship an additional 36 modems, capable of 80 MHz operation, by the end of September, 1997. Titan will extend up to [...***...] payment terms to UCOM on this shipment to provide time for UCOM to deal with any special requirements that may be imposed by the Thai Government because of the national monetary crisis.

          5. Titan agrees to promptly initiate application for an American EX/IM Bank loan facility which would be used by UCOM to buy Titan and possibly other American products required for the BAAC project, if UCOM requests such assistance.





 /s/ Prasert Atsawasuwan
------------------------------------
Prasert Atsawasuwan
Vice President
United Communications Industry Public Co. Ltd. (Networks)





 /s/ Frederick L. Judge
------------------------------------
Frederick L. Judge
President & CEO
Titan Information Systems Corp.

* Confidential Treatment Requested